Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333.163467) and Form S-8 (Nos. 33-24980, 33-46691, 33-55750, 33-65370, 33-75742, 333-108599, 333-138771, and 333-168633) of Air Methods Corporation of our report dated July 26, 2011 relating to the financial statements of OF Air Holdings Corp. and Subsidiaries, which appears in this Amendment No. 2 to the Current Report on Form 8-K/A of Air Methods Corporation dated December 22, 2011.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
December 22, 2011